UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 6, 2012

NATURAL GAS SERVICES GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Colorado	1-31398	75-2811855
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

508 West Wall Street, Suite 550
Midland, TX 79701

(Address of Principal Executive Offices)

(432) 262-2700

(Registrant's Telephone Number, Including Area Code)

N/A

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 6, 2012, the Compensation Committee increased the annual base salary of G. Larry Lawrence, our Chief Financial Officer, from $130,000 to $150,000, effective immediately. In addition, the Committee modified the terms of Mr. Lawrence's potential bonus participation in connection with our Incentive Cash Bonus Program (“IBP”), our bonus program that provides guidelines for the calculation of annual non-equity incentive based compensation in the form of cash bonuses to our executives.  Potential bonuses awarded under the IBP are short-term awards reviewed annually and granted in recognition of the overall performance and efforts made by our executives during a particular year.  Each year, the Committee approves the group of executives eligible to participate in the IBP and establishes target award opportunities for such executives.  In the past, Mr. Lawrence was eligible to receive a target award of up to 35% of his base salary, but the Committee has modified his participation in the IBP to provide for a future target award opportunity of up to 40% of Mr. Lawrence's base salary.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURAL GAS SERVICES GROUP, INC.

Dated: October 11, 2012
	By:	/s/ Stephen C. Taylor

Stephen C. Taylor, President & Chief Executive Officer